As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NewAmsterdam Pharma Company N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Tel: +31 (0) 35 206 2971

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

NewAmsterdam Pharma Corporation

20803 Biscayne Blvd, Suite #105

Aventura, FL 33180

Tel: +31 (0) 35 206 2971

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Brian K. Rosenzweig

Kerry S. Burke

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Tel: (212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus, which covers the offering, issuance and sale, from time to time, of our ordinary shares, debt securities, warrants, subscription rights, purchase contracts and/or units, from time to time in one or more offerings, with an aggregate price of $500 million; and

•

a sales agreement prospectus, which covers the offering, issuance and sale of up to $250 million of our ordinary shares that may be issued and sold under an Amended and Restated Sales Agreement (the “Sales Agreement”), dated as of August 9, 2024, with TD Securities (USA) LLC (“TD Cowen”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The $250 million of ordinary shares that may be offered, issued and sold by us under the sales agreement prospectus is included in the $500 million of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $250 million included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and an accompanying prospectus supplement, and if no shares are sold under the Sales Agreement, the full $250 million of securities may be sold in other offerings pursuant to the base prospectus and an accompanying prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2025

PROSPECTUS

$500,000,000

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, up to an aggregate of $500 million of ordinary shares, debt securities, warrants, subscription rights, purchase contracts and/or units, either individually or in combination with the other securities (collectively, the “securities”). We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of the securities, including any applicable anti-dilution provisions. We may offer and sell any of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities and the specific manner in which these securities will be offered in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

Our ordinary shares and certain warrants to purchase ordinary shares at an exercise price of $11.50 per ordinary share are traded on The Nasdaq Global Market under the symbols “NAMS” and “NAMSW,” respectively. On February 26, 2025, the last sale price of our ordinary shares as reported by The Nasdaq Global Market was $19.71 per share, and the closing price of the warrants was $8.88 per warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Global Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of the securities are urged to obtain current information as to the market prices of the securities, where applicable.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may, from time to time, sell up to an aggregate of $500 million of the securities described in this prospectus, either individually or in combination with the other securities. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide you a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement, together with any related free writing prospectus and the documents incorporated by reference in this prospectus may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, any free writing prospectus or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein or therein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from or in addition to that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States, neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise stated or the context otherwise indicates, references to the “Company,” “NewAmsterdam Pharma,” “we,” “our,” or “us” refer to NewAmsterdam Pharma Company N.V. (f/k/a NewAmsterdam Pharma

ii

Company B.V.), together with its subsidiaries, including Frazier Lifesciences Acquisition Corporation, a Delaware corporation (previously a Cayman Islands exempted company) (“FLAC”) and NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. NewAmsterdam Pharma Company N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022 and converted into a Dutch public limited liability company on November 21, 2022.

SERVICE MARKS AND TRADE NAMES

The NewAmsterdam Pharma name, logos and other service marks of NewAmsterdam Pharma appearing in this prospectus are the property of NewAmsterdam Pharma Holding B.V. Solely for convenience, some of the service marks, logos and trade names referred to in this prospectus are presented without the ™ and SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to the Company’s knowledge, the property of their respective owners. We do not intend the Company’s use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in more detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including any current or periodic report we file with the SEC before deciding to invest in our securities.

Company Overview

We are a late-stage biopharmaceutical company whose mission is to improve patient care in populations with cardiometabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well tolerated and convenient low-density lipoprotein cholesterol (“LDL-C”) lowering therapy. In multiple Phase 3 trials, we have investigated obicetrapib, an oral, low-dose, once-daily, highly selective cholesterol ester transfer protein (“CETP”) inhibitor, alone or as a fixed-dose combination with ezetimibe, as preferred LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of cardiovascular disease (“CVD”) with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated. We believe that CETP inhibition may also play a role in other indications by potentially mitigating the risk of developing diseases such as Alzheimer’s disease.

Obicetrapib is a next-generation, oral, low-dose, highly selective CETP inhibitor that we are developing to potentially overcome the limitations of current LDL-C lowering treatments. In addition to LDL-C, obicetrapib has shown significant reductions in lipoprotein(a) (“Lp(a)”) and small LDL particles, all with safety comparable to placebo. We believe that obicetrapib has the potential to be a once-daily oral CETP inhibitor for lowering LDL-C, if approved. In each of our Phase 3 clinical trials, BROADWAY and BROOKLYN, evaluating obicetrapib as an adjunct to high-intensity statin therapy, obicetrapib met its primary and secondary endpoints, with statistically significant reductions in LDL-C observed. In our Phase 3 TANDEM clinical trial, evaluating obicetrapib in combination with ezetimibe as an adjunct to high-intensity stating therapy, obicetrapib in combination with ezetimibe met its primary and secondary endpoints, with statistically significant reductions in LDL-C observed. In five of our Phase 2 clinical trials, TULIP, ROSE, OCEAN, ROSE2 and our Japan Phase 2b clinical trial, evaluating obicetrapib as a monotherapy or a combination therapy with ezetimibe 10 mg, we observed statistically significant LDL-C lowering with side effects similar in frequency and severity to placebo including muscle-related side effects and drug-related treatment-emergent serious adverse events (“TESAEs”). We have observed obicetrapib to be well tolerated in an aggregate of over 3,500 patients with low or moderately elevated LDL-C levels (“dyslipidemia”) in our clinical trials to date. Furthermore, we believe that obicetrapib’s oral delivery, demonstrated activity at low doses, chemical properties and tolerability make it well-suited for combination approaches.

Lowering of LDL-C, has been associated with major adverse cardiovascular events (“MACE”) benefit in trials of LDL-C lowering drugs, including the REVEAL trial with the CETP inhibitor, anacetrapib. In our Phase 3 BROADWAY clinical trial, we observed a 21% reduction in the exploratory MACE endpoint (coronary heart disease death, non-fatal myocardial infarction, non-fatal stroke and coronary revascularization) and we are performing a Phase 3 cardiovascular outcomes trial, PREVAIL, to reconfirm this relationship.

Obicetrapib has shown to not only reduce LDL-C but also several additional biomarkers associated with MACE. To date, obicetrapib has shown reductions in non-HDL-C, apolipoprotein B (“ApoB”), and small dense lipoprotein particles. In our clinical trials, we have also observed reductions in Lp(a), which is believed to be an independent MACE risk factor, along with reductions in total lipoprotein (“LDL”) particles and more specifically small LDL particles, which are believed to be more atherogenic particles.

CVD is a leading cause of death worldwide. Atherosclerotic cardiovascular disease (“ASCVD”) is primarily caused by atherosclerosis, which involves the build-up of fatty material within the inner walls of the arteries. Atherosclerosis is the primary cause of heart attacks, strokes and peripheral vascular disease. One of the most important risk factors for ASCVD is hypercholesterolemia, which refers to elevated LDL-C levels within the body, commonly known as high cholesterol.

A significant proportion of patients with high cholesterol do not achieve acceptable LDL-C levels using statin therapy alone. We estimate that in the United States there are approximately 30 million patients that are not at their risk-based LDL-C goals despite treatment with lipid lowering therapy, including approximately 13 million with ASCVD. Existing non-statin treatment options have been largely unable to address the needs of patients with high cholesterol due to limited efficacy, an inconvenient injectable administration route and market access restrictions. It is estimated that over 75% of ASCVD and heterozygous familial hypercholesterolemia (“HeFH”) outpatients prefer oral drugs to injectable therapies.

Our goal is to develop and commercialize an LDL-C lowering monotherapy and a fixed-dose combination therapy, which offers the advantage of a single, low dose, once-daily oral pill, and fulfills the significant unmet need for an effective and convenient LDL-C lowering therapy. If we obtain marketing approval, we intend to commercialize obicetrapib for patients with ASCVD and/or HeFH and elevated levels of LDL-C despite being treated with currently available optimal lipid lowering therapy.

We have partnered with Menarini, providing them with the exclusive rights to commercialize obicetrapib 10 mg, either as a sole active ingredient product or in a fixed-dose combination with ezetimibe, in the majority of European countries, if approved. Subject to receipt of marketing approval, our current plan is to pursue development and commercialization of obicetrapib in the United States ourselves, and to consider additional partners for jurisdictions outside of the United States and the European Union, including in Japan and China. In addition to our partnership with Menarini, we may in the future utilize a variety of types of collaboration, license, monetization, distribution and other arrangements with other third parties relating to the development or commercialization, once approved, of obicetrapib or future product candidates or indications. We are also continually evaluating the potential acquisition or license of new product candidates.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022. On November 21, 2022, our corporate form was converted to a Dutch public limited liability company (naamloze vennootschap) and our name was changed to NewAmsterdam Pharma Company N.V. Our ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”) and warrants to purchase Ordinary Shares (the “Public Warrants”) were registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “NAMS” and “NAMSW,” respectively.

Our principal executive office is located at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, and our telephone number is +31 (0) 35 206 2971.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement and any related free writing prospectus applicable to each offering of the securities will contain a discussion of the risks applicable to an investment in the securities. Before making a decision to invest in the securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 10-K filed with the SEC under the Exchange Act and any updates to those risk factors in subsequent reports we file with the SEC, incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations and prospects, financial condition and prospects. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations and prospects or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding the Company’s disclosure concerning its operations, cash flows, financial position and dividend policy.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	the potential liquidity and trading of the Company’s public securities;

•	the Company’s ability to raise additional capital in sufficient amounts or on terms acceptable to it;

•	the efficacy and safety of the Company’s product candidate, obicetrapib, as well as potential reimbursement and anticipated market size and market opportunity;

•	the Company’s dependence on the success of obicetrapib, including the obtaining of regulatory approval to market obicetrapib;

•

the timing, progress and results of clinical trials for obicetrapib, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work and the period during which results of trials will become available and marketing submissions made;

•	the Company’s ability to attract and retain senior management and key scientific personnel;

•	the Company’s limited experience in marketing and distributing products;

•	managing the risks related to the Company’s international operations;

•	the Company’s ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

•	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	developments regarding the Company’s competitors and the Company’s industry;

•	the impact of government laws and regulations;

•	the Company’s reliance on third parties for all aspects of the manufacturing of obicetrapib for clinical trials; and

•	the Company’s efforts to obtain, protect or enforce its patents and other intellectual property rights related to the Company’s product candidate.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section titled “Risk Factors” in this prospectus. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events, except as specifically required by law. You should, however, review the factors and risks that the Company describes in the reports it files from time to time with the SEC.

In addition, statements that “we believe” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based on information available to the Company as of the date of this prospectus. And while the Company believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. The Company’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although the Company believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf.

USE OF PROCEEDS

We intend to set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. As of the date of this prospectus, we have no specific plan for the use of the net proceeds from an offering or any significant portion thereof.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

This section of this prospectus includes a description setting forth certain material terms and provisions of ordinary shares and warrants to purchase ordinary shares of the Company that are registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended. This description also includes a description of the material terms of the Company’s articles of association (the “Articles of Association”) and of applicable Dutch law, in each case as at the date of this prospectus. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles of Association, which are attached as an English translation of the official Dutch text as Exhibit 3.1 to the registration statement of which this prospectus forms a part. We urge you to read the full text of the Articles of Association.

General

We were incorporated pursuant to Dutch law on June 10, 2022. Our corporate affairs are governed by the Articles of Association, the board rules of the Company’s board of directors (the “Board of Directors”), our other internal rules and policies and by Dutch law. We are registered with the Dutch Trade Register under number 86649051. Our corporate seat is in Naarden, the Netherlands, and our office address is Gooimeer 2-35 1411 DC Naarden, the Netherlands.

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and on November 21, 2022, prior to the closing of the Business Combination, we became a Dutch public limited liability company (naamloze vennootschap).

Share Capital

Authorized Share Capital

We have an authorized share capital of €48,000,000, divided into 400,000,000 Ordinary Shares, each with a nominal value of €0.12. As of February 18, 2025, we had 109,817,812 Ordinary Shares outstanding.

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending the Articles of Association. An amendment of the Articles of Association would require a resolution of our general meeting of shareholders (a “General Meeting”) upon proposal by the Board of Directors.

The Articles of Association provide that, for as long as any Ordinary Shares are admitted to trading on Nasdaq or on any other regulated stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent, subject to certain overriding exceptions under Dutch law.

Ordinary Shares

The following summarizes the main rights of holders of Ordinary Shares:

•	each holder of Ordinary Shares is entitled to one vote per share on all matters to be voted on by shareholders generally, including the appointment of our directors;

•	there are no cumulative voting rights;

•	the holders of Ordinary Shares are entitled to dividends and other distributions as may be declared from time to time by us out of funds legally available for that purpose, if any;

•

upon our liquidation and dissolution, the holders of Ordinary Shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all of our liabilities; and

•

the holders of Ordinary Shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and the Articles of Association.

Warrants

In connection with the closing of the Business Combination, we entered into the Warrant Assignment, Assumption and Amendment Agreement, dated November 22, 2022, among us, Continental Stock Transfer & Trust Company and FLAC (the “Warrant Assumption Agreement”) and pursuant thereto, each of the warrants to purchase one FLAC Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (the “FLAC Warrants”) was automatically converted into a warrant to purchase one Ordinary Share (each, a “Warrant”), with each such Warrant being subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding FLAC Warrant immediately prior to the closing of the Business Combination. As of December 31, 2024, we had 2,632,581 Warrants outstanding.

Each Warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below provided that we have an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Assumption Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Assumption Agreement, a Warrant holder may exercise its Warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants will be issued and only whole Warrants will trade. The Warrants will expire five years after the day following the closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

On December 20, 2022, we filed a registration statement on Form F-1 (the “Resale Registration Statement”) covering the Ordinary Shares issuable upon exercise of the Warrants. The Resale Registration Statement was initially declared effective on January 30, 2023 and was subsequently amended by post-effective amendment No. 1, post-effective amendment No. 2 and post-effective amendment No. 3. We are required to use commercially reasonable efforts to maintain the effectiveness of the Resale Registration Statement and a current prospectus relating to those Ordinary Shares until the Warrants expire or are redeemed, as specified in the Warrant Assumption Agreement; provided that if the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of the Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we do so, we will not be required to file or maintain in effect a registration statement. During any period when we have failed to maintain an effective registration statement, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants for cash when the price per Ordinary Share equals or exceeds $18.00. We may call the Warrants for redemption (except as described herein with respect to the private placement warrants originally issued as part of units in a private placement to Frazier Lifesciences Sponsor LLC (the “Sponsor”) in connection with FLAC’s initial public offering (such warrants, the “Private Placement Warrants”)):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and

•

if, and only if, the closing price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the Warrant holders (the “Reference Value”).

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Warrants as set forth above even if the holders are otherwise unable to exercise the Warrants. So long as the Private Placement Warrants are held by the Sponsor or its designated transferee, they may not be redeemed by the Company pursuant to these provisions.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole Ordinary Shares) Warrant exercise price after the redemption notice is issued.

Redemption of Warrants for cash when the price per Ordinary Share equals or exceeds $10.00. We may redeem the outstanding Warrants:

•	in whole and not in part;

•

at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that during such 30-day period holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of Ordinary Shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Ordinary Shares except as otherwise described below; provided, further, that if the Warrants are not exercised on a cashless basis or otherwise during such 30-day period, we will redeem such Warrants for $0.10 per share;

•

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the Warrant holders; and

•

if the Reference Value is less than $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of Ordinary Shares that a Warrant holder will receive upon a “cashless” exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such Warrants are not redeemed for $0.10 per Warrant), determined based on volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. So long as the Private Placement Warrants are held by the Sponsor or its designated transferee and the Reference Value equals or exceeds $18.00 per share, they may not be redeemed by the Company pursuant to this section.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Ordinary Shares issuable upon exercise of a Warrant or the exercise price of the Warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below. If the number of Ordinary Shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. In such an event, the number of Ordinary Shares in the table below shall be adjusted in the same manner and at the same time as the number of Ordinary Shares issuable upon exercise of a Warrant.

Redemption Date (period to expiration of Warrants)	Fair Market Value of Ordinary Shares
	<$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	>$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of Ordinary Shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of the Ordinary Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Ordinary Shares for each whole Warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Ordinary Shares per Warrant (subject to adjustment).

This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Ordinary Shares is below the exercise price of the Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Warrants without the warrants having to reach the $18.00 per share threshold set forth above under “Redemptions of Warrants for cash when the price per Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of Ordinary Shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the prospectus relating to FLAC’s initial public offering. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders. As stated above, we can redeem the Warrants when the Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of Ordinary Shares. If we choose to redeem the Warrants when the Ordinary Shares are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50.

If, at the time of redemption, the Warrants are exercisable for a security other than the Ordinary Shares pursuant to the Warrant Assumption Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Ordinary Shares, we will use our commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (as specified by the holder) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Ordinary Shares is increased by a capitalization or share dividend payable in Ordinary Shares, or by a sub-divisions of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one minus the quotient of (x) the price per Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (a) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (b) “historical fair market value” means the volume-weighted average price of Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Ordinary Shares on account of such Ordinary Shares (or other securities into which the Warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Ordinary Shares issuable on exercise of each Warrant but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share), then the exercise price of the Warrant will be decreased by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Assumption Agreement based on the Black-Scholes value (as defined in the Warrant Assumption Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants have been issued in registered form under a Warrant Assumption Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Assumption Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the Warrant Assumption Agreement to the description of the terms of the Warrants and the Warrant Assumption Agreement set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant

Assumption Agreement for a complete description of the terms and conditions applicable to the Warrants. The Warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Ordinary Share held of record on all matters to be voted on by shareholders.

No fractional Ordinary Shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in an Ordinary Share, we will, upon exercise, round down to the nearest whole number the number of Ordinary Share to be issued to the Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Assumption Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Shareholders’ Register

Pursuant to Dutch law and the Articles of Association, we must keep our shareholders’ register accurate and current. The Board of Directors keeps the shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. Any Ordinary Shares offered in an offering conducted under the registration statement of which this prospectus forms a part will be held through the Depository Trust Company (“DTC”). Therefore, DTC or its nominee will be recorded in the shareholders’ register as the holder of those Ordinary Shares. The Ordinary Shares will be in registered form (op naam). We may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by the Board of Directors.

Except as otherwise provided or allowed by Dutch law, the issue or transfer of an Ordinary Share shall require a deed to that effect and, in the case of a transfer and unless we are a party to the transaction, acknowledgement of the transfer by us. The Articles of Association provide that, for as long as any Ordinary Shares are admitted to trading on Nasdaq or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares (including the statutory provisions concerning the transfer and ownership of legal title to Ordinary Shares) reflected in the register administered by our transfer agent, subject to certain overriding exceptions under Dutch law.

Corporate Objectives

Pursuant to the Articles of Association, our main corporate objectives are:

•	to develop, conduct research, produce, commercialize, market and sell medicines in general and innovative medicines for cardiovascular diseases in particular;

•	to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

•	to provide administrative, technical, financial, economic or other services to other entities, companies, partnerships and businesses;

•	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

•

to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of group companies or other parties; and

•	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

Limitations on the Rights to Own Securities

Ordinary Shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. The Articles of Association contain no limitation on the rights to own Ordinary Shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.

Limitation on Liability and Indemnification Matters

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board of Directors. No indemnification under the Articles of Association will be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and us which has been approved by the Board of Directors, or pursuant to insurance taken out by us for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles of Association, the Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

Federal Forum Provision

The Articles of Association provide that to the fullest extent permitted by applicable law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act or the Exchange Act will be the U.S. federal district courts.

Shareholders’ Meeting

General Meetings must be held in the Netherlands in any of the locations specified in the Articles of Association. The annual General Meeting must be held within six months of the end of each financial year.

Additional extraordinary General Meetings may also be held whenever considered appropriate by the Board of Directors, and shall be held within three months after the Board of Directors has considered it to be likely that our shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of our paid-in and called up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of our issued share capital may request that we convene a General Meeting, setting out in detail the matters to be discussed. If the Board of Directors has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested the Board of Directors to convene a General Meeting and the Board of Directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request. The application shall also be disallowed if the proponent(s) has/have not demonstrated to have a reasonable interest in the convening of the General Meeting.

General Meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the General Meeting by proxy, as well as other information as required by Dutch law. The notice must be given at least 15 calendar days prior to the day of the meeting. The agenda for the annual General Meeting shall include, among other things, the adoption of our statutory annual accounts, appropriation of our profits and proposals relating to the composition of the Board of Directors, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by the Board of Directors. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of our issued share capital. These requests must be made in writing or by electronic means and received by the Board of Directors at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code (the “DCGC”), shareholders who have the right to put an item on the agenda for the General Meeting or to request the convening of a General Meeting shall not exercise such rights until after they have consulted the Board of Directors. If exercising such rights may result in a change in our strategy (for example, through the dismissal of one or more of our directors), the Board of Directors must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the Board of Directors must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and to explore alternatives. At the end of the response time, the Board of Directors shall report on this consultation and the exploration of alternatives to the General Meeting. The response period may be invoked only once for any given General Meeting and shall not apply (i) in respect of a matter for which either a response period or a statutory cooling-off period (as discussed below) has been previously invoked or (ii) in situations where a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, under Dutch law, the Board of Directors can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a General Meeting or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint one or more of our directors (or to amend any provision in the Articles of Association dealing with those matters) or when a public offer for the Company is made or announced without our support, provided, in each case, that the Board of Directors believes that such proposal or offer materially conflicts with the interests of the Company and its business. During a cooling-off period, the General Meeting cannot dismiss, suspend or appoint directors (or amend the provisions in the Articles of Association dealing with those matters) except at the proposal of the Board of Directors. During a cooling-off period, the Board of Directors must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, the Board of Directors must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next General Meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal (the “Enterprise Chamber”) for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•

the Board of Directors, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of the Company and its business;

•	the Board of Directors cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•

other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no “stacking” of defensive measures).

The General Meeting is presided over by the chairperson of the Board of Directors. If no chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by the vice-chairperson of the Board of Directors. If no vice-chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by another person designated in accordance with the Articles of Association. Our directors may always attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the General Meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the General Meeting, to address the meeting and, insofar as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the General Meeting. Under the Articles of Association, shareholders and others with meeting rights under Dutch law must notify us in writing or by electronic means of their identity and intention to attend the General Meeting. This notice must be received by us ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such meeting is convened.

Each Ordinary Share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. No votes may be cast at a General Meeting on Ordinary Shares held by us or our subsidiaries or on Ordinary Shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of Ordinary Shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such Ordinary Shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of an Ordinary Share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

Decisions of the General Meeting are taken by a simple majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity. Subject to any provision of mandatory

Dutch law and any higher quorum requirement stipulated by the Articles of Association, if we would be subject to the requirement that the General Meeting can only pass resolutions if a certain part of our issued share capital is present or represented at such General Meeting under applicable securities laws or listing rules, then such resolutions shall be subject to such quorum as specified by such securities laws or listing rules pursuant to the Articles of Association. As of January 1, 2024, any General Meeting we hold will require a quorum of 33 1/3% of the outstanding Ordinary Shares.

Directors

Appointment of Our Directors

Our directors are appointed by the General Meeting upon binding nomination by the Board of Directors. However, the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital. If the General Meeting overrules a binding nomination, the Board of Directors will make a new nomination.

We have adopted a diversity policy for the composition of the Board of Directors, as well as a profile for the composition of the Board of Directors, with the assistance of our nomination and corporate governance committee. The Board of Directors will make any nomination for the appointment of a director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable. Our directors serve staggered terms as set out in the retirement schedule.

At a General Meeting, a resolution to appoint a director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

Duties and Liabilities of Our Directors

Under Dutch law, the Board of Directors is charged with the management of the Company, which includes setting our policies and strategy, subject to the restrictions contained in the Articles of Association. Our executive director manages our day-to-day business and operations and implement our strategy. Our non-executive directors focus on the supervision on the policy and functioning of the performance of the duties of all of our directors and our general state of affairs. Our directors may divide their tasks among themselves in or pursuant to internal rules. Each of our directors has a statutory duty to act in the corporate interest of our company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in our corporate interest also applies in the event of a proposed sale or break-up of the Company, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

The Board of Directors is entitled to represent us. The power to represent us also vests in our Chief Executive Officer, as well as in any two non-executive directors acting jointly.

Dividends and Other Distributions

Dividends

We have never paid or declared any cash dividends in the past, and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain all available funds and any future earnings for use in the operation of our business. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of our paid-in and called-up share capital plus the reserves we must maintain under Dutch law or the Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed.

Under the Articles of Association, the Board of Directors may decide that all or part of the profits shown in our adopted statutory annual accounts will be added to our reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board of Directors for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board of Directors is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions will be made payable no later than a date determined by the Board of Directors. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under certain circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles of Association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedures

A shareholder who holds at least 95% of our issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against our other shareholders jointly for the transfer of their Ordinary Shares to such shareholder. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the Ordinary Shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the Ordinary Shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the Ordinary Shares shall give written notice of the date and place of payment and the price to the holders of the Ordinary Shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under the Articles of Association, we may be dissolved by a resolution of the General Meeting, subject to a proposal of the Board of Directors. In the event of a dissolution, the liquidation shall be effected by the Board of Directors, unless the General Meeting decides otherwise. During liquidation, the provisions of the Articles of Association will remain in force as far as possible. To the extent that any assets remain after payment of all of our liabilities, any remaining assets shall be distributed to our shareholders in proportion to their number of Ordinary Shares.

Dutch Corporate Governance Code

We are subject to the DCGC. The DCGC contains principles and best practice provisions on corporate governance that regulate relations between the Board of Directors and the General Meeting and matters in respect of financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC is based on a “comply or explain” principle. Accordingly, companies must disclose in their statutory annual reports whether they comply with the provisions of the DCGC. If a company subject to the DCGC does not comply with those provisions, that company would be required to give the reasons for such non-compliance. We do not comply with all best practice provisions of the DCGC. The DCGC contains, among other best practice recommendations, certain independence recommendations for the Board of Directors and its committees. We do not comply with all such recommendations and we will disclose our deviations from the DCGC in our Dutch statutory annual reports.

Certain Major Transactions

The Articles of Association and Dutch law provide that resolutions of the Board of Directors concerning a material change to our identity or our character or our business are subject to the approval of the General Meeting. Such changes include:

•	transferring the business or materially all of the business to a third party;

•

entering into or terminating a long-lasting alliance of our company or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for us; and

•

acquiring or disposing of an interest in the capital of a company by our company or by a subsidiary with a value of at least one-third of the value of the assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving) (the “FRSA”), the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten) (“AFM”), supervises the application of financial reporting standards by Dutch companies whose securities are listed on a Dutch or foreign stock exchange.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from us regarding our application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that our financial reporting meets such standards and (ii) recommend to us the making available of further explanations. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (x) make available further explanations as recommended by the AFM, (y) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (z) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•

the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt;”

•

any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal and Dutch income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal and Dutch income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of senior indebtedness, including any rights of subordination.

Under the subordinated debt indenture, “senior indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, debt securities or other similar instruments;

•

all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•

all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

•

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

•	purchase money and similar obligations; and

•	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

•

our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

•

our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

•

a court having jurisdiction enters a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or for any substantial part of our property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

•

we commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or of any substantial part of our property, or the making by us of a general assignment for the benefit of creditors; or

•	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing event of default;

•

holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations) unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

•

either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the Netherlands, the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

•

neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

•

we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by the Board of Directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

•

extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;

•	modify the subordination provisions in a manner adverse to the holders of any debt security; or

•	modify any of the applicable provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of the Board of Directors but without the consent of any holder of the debt securities, for any of the following purposes:

•

to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•

to add further covenants, restrictions, conditions or provisions as the Board of Directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•

to add or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•

to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

•

to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

•

(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•	to secure any series of debt securities; and

•

to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation; those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof; those debt securities that have been defeased under the indenture; and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

•	either:

•

all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on bearer securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•

all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

•

upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.

Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

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we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

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no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

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such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

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such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

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we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

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we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.

Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

•	the satisfaction of the conditions described above in “—Legal Defeasance and Covenant Defeasance—Legal Defeasance,” other than with respect to the sixth bullet point; and

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our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future shareholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Ordinary Shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements between the Company and a warrant agent that we will name in the applicable prospectus supplement or free writing prospectus.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, Ordinary Shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and any provision for changes to or adjustments in the exercise price;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms relating to the redemption of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the jurisdiction whose laws will govern the warrants;

•	any other specific terms of the warrants and

•	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations.

The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement or related free writing prospectus.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase Ordinary Shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase the securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth, to the extent required, the following terms of the subscription rights in respect of which the prospectus supplement is delivered:

•	the exercise price and any provision for changes to or adjustments in the exercise price;

•	the aggregate number of rights to be issued;

•	the type and number of securities purchasable upon exercise of each right;

•	the procedures and limitations relating to the exercise of the rights;

•	the date upon which the exercise of rights will commence;

•	the record date, if any, to determine who is entitled to the rights;

•	the expiration date;

•	the extent to which the rights are transferable;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of Ordinary Shares pursuant to any such purchase contract shall be subject to certain restrictions under Dutch law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more Ordinary Shares, debt securities, warrants, subscription rights and purchase contracts or any combination of such securities. The applicable supplement will describe:

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the terms of the units and of the warrants, debt securities and/or Ordinary Shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if appropriate, a discussion of material U.S. federal income tax and material Dutch tax considerations.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters, acting as an underwriting syndicate represented by managing underwriters or by underwriters without a syndicate;

•	through dealers;

•	directly to one or more purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the type and number or amount of securities being offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us;

•	the specific plan of distribution;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold to or through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings, as such term is defined in Rule 415(a)(4) under the Securities Act, will be made pursuant to the terms of an agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, Ordinary Shares may be sold on a daily basis on any stock exchange, market or trading facility on which the Ordinary Shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The agreement will provide that any Ordinary Share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for the Ordinary Shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Subject to the terms of the relevant agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Ordinary Shares or other securities. The terms of each such agreement will be described in a prospectus supplement.

We may directly solicit offers to purchase securities. We may also authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than the Ordinary Shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Ordinary Shares, may or may not be listed on a national securities exchange.

TAXATION

The material tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.

LEGAL MATTERS

The validity of the Ordinary Shares registered under the registration statement of which this prospectus forms a part (including Ordinary Shares underlying other securities registered herein) and certain other matters of Dutch law will be passed upon for us by NautaDutilh N.V. Certain legal matters relating to U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York.

EXPERTS

The financial statements of NewAmsterdam Pharma Company N.V. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and the effectiveness of NewAmsterdam Pharma Company N.V.’s internal control over financial reporting, have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our Articles of Association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

On the date of this prospectus, (x) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (y) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

WHERE YOU CAN FIND MORE INFORMATION

We file certain periodic and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.newamsterdampharma.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement of which this prospectus forms a part in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement of which this prospectus forms a part and the exhibits filed with it at the website provided in the previous paragraph. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein and therein. We are not making an offer of these securities in any state where the offer is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all subsequent annual reports on Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), prior to the completion or termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be incorporated by reference.

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025; and

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the description of the Ordinary Shares and Public Warrants contained in the registration statement on Form 8-A, filed with the SEC on November 22, 2022, as the description therein has been updated and superseded by the description of our Ordinary Shares and Public Warrants contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Tel: +31 (0) 35 206 2971

Attn: Chief Accounting Officer

$500,000,000

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Units

PROSPECTUS

    , 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2025

PROSPECTUS

Up to $250,000,000

Ordinary Shares

We previously entered into an amended and restated sales agreement (the “Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”), dated August 9, 2024, relating to the sale of our ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”), offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus, we may offer and sell Ordinary Shares having an aggregate offering price of up to $250 million from time to time through TD Cowen acting as our agent.

The Ordinary Shares are listed on The Nasdaq Global Market under the symbol “NAMS.” On February 26, 2025, the last sale price of the Ordinary Shares as reported by The Nasdaq Global Market was $19.71 per share.

Sales of Ordinary Shares, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). TD Cowen is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

TD Cowen will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price of any Ordinary Shares sold under the Sales Agreement. In connection with the sale of Ordinary Shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification to TD Cowen against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended. See “Plan of Distribution” beginning on page 25 for additional information regarding TD Cowen’s compensation.

Investing in the Ordinary Shares involves a high degree of risk. See the “Risk Factors” section beginning on page 6 of this prospectus and under similar headings in our filings with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus is     , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may use this prospectus to, from time to time, sell the Ordinary Shares having an aggregate gross sales price of up to $250 million.

Before buying any of the Ordinary Shares that we are offering, you should carefully read this prospectus and the documents incorporated by reference herein, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus or any document incorporated by reference herein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor TD Cowen have authorized anyone to provide you with information that is different from or in addition to that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor TD Cowen take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States, neither we nor TD Cowen have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise stated or the context otherwise indicates, references to the “Company,” “NewAmsterdam Pharma,” “we,” “our” or “us” refer to NewAmsterdam Pharma Company N.V. (f/k/a NewAmsterdam Pharma Company B.V.), together with its subsidiaries, including Frazier Lifesciences Acquisition Corporation, a Delaware corporation (previously a Cayman Islands exempted company) (“FLAC”) and NewAmsterdam Pharma Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. NewAmsterdam Pharma Company N.V. is a Dutch public limited liability company (naamloze vennootschap) incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022 and converted into a Dutch public limited liability company on November 21, 2022.

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SERVICE MARKS AND TRADE NAMES

The NewAmsterdam Pharma name, logos and other service marks of NewAmsterdam Pharma appearing in this prospectus are the property of NewAmsterdam Pharma Holding B.V. Solely for convenience, some of the service marks, logos and trade names referred to in this prospectus are presented without the ™ and SM symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensors to these service marks and trade names. This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to the Company’s knowledge, the property of their respective owners. We do not intend the Company’s use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in more detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the Ordinary Shares, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including any current or periodic report we file with the SEC before deciding to invest in the Ordinary Shares.

Company Overview

We are a late-stage biopharmaceutical company whose mission is to improve patient care in populations with cardiometabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well tolerated and convenient low-density lipoprotein cholesterol (“LDL-C”) lowering therapy. In multiple Phase 3 trials, we have investigated obicetrapib, an oral, low-dose, once-daily, highly selective cholesterol ester transfer protein (“CETP”) inhibitor, alone or as a fixed-dose combination with ezetimibe, as preferred LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of cardiovascular disease (“CVD”) with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated. We believe that CETP inhibition may also play a role in other indications by potentially mitigating the risk of developing diseases such as Alzheimer’s disease.

Corporate Information

We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 10, 2022. On November 21, 2022, our corporate form was converted to a Dutch public limited liability company (naamloze vennootschap) and our name was changed to NewAmsterdam Pharma Company N.V. The Ordinary Shares and warrants to purchase Ordinary Shares (the “Public Warrants”) were registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on The Nasdaq Global Market (“Nasdaq”) under the symbols “NAMS” and “NAMSW,” respectively.

Our principal executive office is located at Gooimeer 2-35, 1411 DC Naarden, the Netherlands, and our telephone number is +31 (0) 35 206 2971.

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THE OFFERING

Ordinary Shares offered by us	Ordinary Shares having an aggregate offering price of up to $250 million.

Ordinary Shares to be outstanding immediately after this offering	Up to 120,748,256 Ordinary Shares, assuming the sale of up to 12,683,916 Ordinary Shares in this offering at a price of $19.71 per share, which was the closing price of the Ordinary Shares on Nasdaq on February 26, 2025. The actual number of Ordinary Shares issued in this offering will vary depending on how many Ordinary Shares we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through TD Cowen. See “Plan of Distribution” beginning on page 25 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from the sale of the Ordinary Shares offered hereby to fund the continued development of obicetrapib, and for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page 6 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Global Market symbol	“NAMS”

The number of Ordinary Shares to be outstanding after this offering is based on 108,064,340 Ordinary Shares outstanding as of December 31, 2024 and excludes in each case as of December 31, 2024:

•	19,029,056 Ordinary Shares issuable upon the exercise of outstanding options having a weighted-average exercise price of approximately $10.04 per share;

•	2,632,581 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $11.50 per share;

•

7,514,231 Ordinary Shares issuable upon the exercise of outstanding pre-funded warrants (“Pre-Funded Warrants”) with a weighted-average exercise price of $0.0001 per share, issued by the Company in connection with the underwritten public offerings completed on February 16, 2024 and December 13, 2024, respectively, in lieu of Ordinary Shares to certain investors, at the public offering price per share for the Ordinary Shares in each such offering less the $0.0001 per share exercise price for each Pre-Funded Warrant.

•	315,414 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Long-Term Incentive Plan;

•	51,219 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Supplementary Long-Term Incentive Plan;

•	738,200 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Inducement Plan; and

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•

1,886,137 Ordinary Shares issuable upon the achievement of a certain clinical development milestone pursuant to the Business Combination Agreement, dated as of July 25, 2022 (the “Business Combination Agreement”), by and among the Company, FLAC, NewAmsterdam Pharma, and NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Company.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding options to purchase Ordinary Shares subsequent to December 31, 2024.

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RISK FACTORS

Investing in the Ordinary Shares involves a high degree of risk. Before making a decision to invest in the Ordinary Shares, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus, including the risk factors listed below and the ones incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“Annual Report”), filed with the SEC on February 26, 2025, as may be updated by our other filings we make with the SEC, including our subsequent annual reports. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations and prospects or cash flow could be harmed. This could cause the trading price of the Ordinary Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution in the book value of your investment.

If you purchase the Ordinary Shares in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per share and our then-net tangible book value per Ordinary Share. Assuming that an aggregate of $250 million of the Ordinary Shares are sold at an assumed public offering price of $19.71 per share, which was the last reported sale price of the Ordinary Shares on Nasdaq on February 26, 2025, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $11.44 per share, representing the difference between the assumed public offering price and our as adjusted net tangible book value as of December 31, 2024. See the section titled “Dilution” in this prospectus for more information.

The actual number of Ordinary Shares we will sell under the Sales Agreement and the resulting gross proceeds are uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through TD Cowen after we deliver a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of the Ordinary Shares during the sales period, it is not possible to predict the number of Ordinary Shares that will be ultimately sold or the resulting gross proceeds.

The Ordinary Shares offered in this offering will be sold in “at the market offerings.” Investors who purchase the Ordinary Shares in this offering at different times will likely pay different prices.

Investors who purchase the Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of Ordinary Shares sold, and subject to certain limitations in the Sales Agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their Ordinary Shares and dilution as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in the section titled “Use of Proceeds” in this prospectus. However, the Company’s board of directors (the “Board of Directors”) and

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management retain broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the Ordinary Shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to offer additional securities in the future, including securities convertible into or exchangeable for Ordinary Shares. We cannot assure you that we will be able to sell the Ordinary Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for the Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

Future sales or issuances of Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of the Ordinary Shares.

The sale of a substantial number of Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of Ordinary Shares at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of Ordinary Shares or other equity-related securities would have on the market price of the Ordinary Shares.

The price of the Ordinary Shares is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for the Ordinary Shares is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, our ability to advance the development of obicetrapib or changes in securities analysts’ recommendations. In addition, the Ordinary Shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in the Ordinary Shares and could result in you being unable to resell the shares that you purchased at a price equal to or above the price you paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding the Company’s disclosure concerning its operations, cash flows, financial position and dividend policy.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	the potential liquidity and trading of the Company’s public securities;

•	the Company’s ability to raise additional capital in sufficient amounts or on terms acceptable to it;

•	the efficacy and safety of the Company’s product candidate, obicetrapib, as well as potential reimbursement and anticipated market size and market opportunity;

•	the Company’s dependence on the success of obicetrapib, including the obtaining of regulatory approval to market obicetrapib;

•

the timing, progress and results of clinical trials for obicetrapib, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work and the period during which results of trials will become available and marketing submissions made;

•	the Company’s ability to attract and retain senior management and key scientific personnel;

•	the Company’s limited experience in marketing and distributing products;

•	managing the risks related to the Company’s international operations;

•	the Company’s ability to achieve the broad degree of physician adoption and use and market acceptance necessary for commercial success;

•	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	developments regarding the Company’s competitors and the Company’s industry;

•	the impact of government laws and regulations;

•	the Company’s reliance on third parties for all aspects of the manufacturing of obicetrapib for clinical trials; and

•	the Company’s efforts to obtain, protect or enforce its patents and other intellectual property rights related to the Company’s product candidate.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section titled “Risk Factors” in this prospectus. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events, except as specifically required by law. You should, however, review the factors and risks that the Company describes in the reports it files from time to time with the SEC.

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In addition, statements that “we believe” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based on information available to the Company as of the date of this prospectus. And while the Company believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. The Company’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although the Company believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf.

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USE OF PROCEEDS

We may offer and sell Ordinary Shares having an aggregate offering price of up to $250 million from time to time through TD Cowen. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, together with our cash and cash equivalents, primarily to fund the continued development of obicetrapib, and for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in new product candidates or a variety of types of collaboration, license, monetization, distribution and other arrangements with other third parties relating to the development or commercialization, once approved, of obicetrapib or future product candidates or indications; however, we have no current plans, commitments or obligations to do so. Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including our ability or desire to sell Ordinary Shares under the Sales Agreement. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. The Board of Directors and our management retain broad discretion in the application of the net proceeds from this offering.

Pending these uses, we intend to invest the net proceeds in short- and intermediate-term interest-bearing financial instruments.

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DILUTION

If you invest in the Ordinary Shares offered hereby, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per Ordinary Share after this offering.

Net tangible book value per Ordinary Share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by the number of the Ordinary Shares outstanding as of December 31, 2024. As of December 31, 2024, we had a historical net tangible book value of $756.5 million, corresponding to a net tangible book value per Ordinary Share of $7.00.

After giving effect to the assumed sale by us of $250 million of Ordinary Shares at an assumed public offering price of $19.71 per share, which was the last reported sale price of the Ordinary Shares on Nasdaq on February 26, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been $998.9 million, corresponding to an as adjusted net tangible book value per Ordinary Share of $8.27. This represents an immediate increase in as adjusted net tangible book value of $1.27 per Ordinary Share to existing shareholders and immediate dilution of $11.44 per Ordinary Share to new investors purchasing Ordinary Shares in this offering. Dilution per Ordinary Share to new investors is determined by subtracting our as adjusted net tangible book value per Ordinary Share from the assumed public offering price per Ordinary Share paid by new investors.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of Ordinary Shares sold and other terms of the offering determined at the time Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per Ordinary Share		$19.71
Historical net tangible book value per Ordinary Share as of December 31, 2024	$7.00
Increase in net tangible book value per Ordinary Share attributable to this offering	$1.27

As adjusted net tangible book value per Ordinary Share after giving effect to this offering		$8.27

Dilution per Ordinary Share to new investors participating in this offering		$11.44

The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the Ordinary Shares in an aggregate amount of $250 million are sold in this offering at the assumed public offering price of $19.71 per share, a $1.00 increase in such offering price would increase our as adjusted net tangible book value per share after this offering to $8.31 per share and dilution to new investors to $12.40 per share, after deducting commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $19.71 per share would decrease our as adjusted net tangible book value per share after this offering to $8.23 per share and dilution to new investors to $10.48 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and table are based on 108,064,340 Ordinary Shares outstanding as of December 31, 2024 and excludes in each case as of December 31, 2024:

•	19,029,056 Ordinary Shares issuable upon the exercise of outstanding options having a weighted-average exercise price of approximately $10.04 per share;

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•	2,632,581 Ordinary Shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $11.50 per share;

•	7,514,231 Ordinary Shares issuable upon the exercise of outstanding Pre-Funded Warrants with a weighted-average exercise price of $0.0001 per share;

•	315,414 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Long-Term Incentive Plan;

•	51,219 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Supplementary Long-Term Incentive Plan;

•	738,200 Ordinary Shares reserved for issuance pursuant to future awards under the Company’s Inducement Plan; and

•	1,886,137 Ordinary Shares issuable upon the achievement of a certain clinical development milestone pursuant to the Business Combination Agreement.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding options to purchase Ordinary Shares subsequent to December 31, 2024.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a description of the material U.S. federal income tax considerations to the U.S. Holders (as defined below) of owning and disposing of the Ordinary Shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire Ordinary Shares. This discussion applies only to a U.S. Holder that is an initial purchaser of the Ordinary Shares offered pursuant to this prospectus and that holds the Ordinary Shares as a capital asset for tax purposes (generally, property held for investment) within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In addition, this discussion does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax on net investment income, application of the special tax accounting rules under Section 451(b) of the Code and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, other financial institutions or insurance companies;

•	mutual funds and pension plans;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

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persons holding Ordinary Shares as part of a hedging transaction, “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	U.S. Holders whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired the Ordinary Shares pursuant to the exercise of any employee option or otherwise as compensation;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons holding the Ordinary Shares in connection with a trade or business or permanent establishment outside the United States; and

•	persons who own (directly or through attribution) 10% or more (by vote or value) of our outstanding Ordinary Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the Ordinary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding the Ordinary Shares and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of the Ordinary Shares.

The discussion is based on the Code administrative pronouncements, judicial decisions, final, temporary and proposed U.S. Department of the Treasury (the “Treasury Department”) regulations promulgated thereunder (the “Treasury Regulations”), administrative pronouncements and rulings of the Internal Revenue Service, judicial decisions and the income treaty between the Netherlands and the United States (the “Treaty”), all as of the date hereof, changes to any of which may affect the tax consequences described herein—possibly with retroactive effect.

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A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the Ordinary Shares and is:

(A) An individual who is a citizen or individual resident of the United States;

(B) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(C) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(D) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PERSONS CONSIDERING AN INVESTMENT IN THE ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

Consequences of Ownership and Disposition of the Ordinary Shares to U.S. Holders—Application of Passive Foreign Investment Company Rules to U.S. Holders of Ordinary Shares

Based on current estimates of the composition of the income and assets of the Company and its subsidiaries for the taxable year ended December 31, 2024, we believe that the Company was not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the 2024 taxable year. However, the determination of whether or not we are a PFIC is a fact-intensive determination made annually after the end of the taxable year and the applicable law is subject to varying interpretations. For instance, the value of our assets may be determined in large part by reference to the market price of our Ordinary Shares, which is likely to continue to fluctuate. Accordingly, we cannot provide any assurance regarding, and our U.S. counsel expresses no opinion with respect to, our PFIC status for any taxable year. Furthermore, there can be no assurance that the IRS will agree with our conclusion or that the IRS will not successfully challenge our position. We have not yet determined whether we expect to be a PFIC for any future taxable years. A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived in the active conduct of a trade or business) and gains from the disposition of passive assets. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation is treated as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

There are three separate taxation regimes that could apply to a U.S. Holder of Ordinary Shares under the PFIC rules, which are (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, and (iii) the mark-to-market regime (each discussed below). A U.S. Holder who holds (actually or constructively) shares in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. If we were classified as a PFIC in any taxable year, the effect of the PFIC rules on a U.S. Holder would depend upon which of these regimes applies to such U.S. Holder. Moreover, dividends paid by a PFIC (or an entity that was a PFIC in the immediately preceding taxable year) are not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

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Excess Distribution Regime

A U.S. Holder that does not make a QEF election or a mark-to-market election, both as described below, will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on the U.S. Holder’s Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter).

Generally, under this excess distribution regime: the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held the Ordinary Shares; the amount allocated to the current taxable year, will be treated as ordinary income; and the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) a U.S. Holder realizes on the sale of Ordinary Shares cannot be treated as capital gains, even if the U.S. Holder holds the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime

A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders of Ordinary Shares should not expect that they will receive cash distributions from the Company sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as a capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to an electing U.S. Holder and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years.

Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed the Company’s net profits, if any.

A U.S. Holder’s tax basis in Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. U.S. Holders should consult their tax advisors as to the manner in which QEF income inclusions affect their allocable share of the Company’s income and their basis in their Ordinary Shares.

The Company intends to determine its PFIC status at the end of each taxable year and intends to satisfy any applicable record keeping and reporting requirements that apply to a QEF, including providing to U.S. Holders,

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for each taxable year that it determines it is or, in its reasonable determination, may be a PFIC, a PFIC Annual Information Statement containing information necessary for U.S. Holders to make a QEF election with respect to the Company. The Company will provide such information electronically.

Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above.

Mark-to-Market Regime

Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. A PFIC’s ordinary shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the shares.

For these purposes, the Ordinary Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, on a qualified exchange. Any trades that have as their principal purpose meeting this requirement will be disregarded. The Ordinary Shares are listed on Nasdaq, which is a qualified exchange for these purposes. Consequently, if the Ordinary Shares remain listed on Nasdaq and are regularly traded, and you are a U.S. Holder of such shares, we expect the mark-to-market election would be available to you if we are a classified as a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Ordinary Shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Ordinary Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Ordinary Shares over the fair market value of the Ordinary Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Ordinary Shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to the Ordinary Shares, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the IRS, each U.S. shareholder of a PFIC is required to file an annual report on IRS Form 8621. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

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WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING OUR STATUS AS A PFIC, AND, IF WE WERE A PFIC, THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES, ANY ELECTIONS AVAILABLE WITH RESPECT TO THE ORDINARY SHARES AND THE IRS INFORMATION REPORTING OBLIGATIONS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares to U.S. Holders if the Company is not a PFIC Distributions on Ordinary Shares

The treatment of U.S. Holders of Ordinary Shares will be materially different from that described above if the Company is not treated as a PFIC for the taxable year. We do not expect to make any distribution with respect to our shares in the foreseeable future. However, if we make any such distribution, and if the Company is not treated as a PFIC for the taxable year, the gross amount of any distribution on Ordinary Shares generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received, to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because the Company does not maintain, nor is it required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, dividends will be taxed at the preferential long-term capital gains rate (see “—Sale or Other Taxable Disposition of Ordinary Shares” below), provided the applicable holding period is met, if Ordinary Shares are either readily tradable on an established securities market in the United States (which includes Nasdaq) or the Company is eligible for benefits under a comprehensive United States income tax treaty that includes an exchange of information program and which the United States Treasury Department has determined is satisfactory for these purposes (which includes the Treaty), and certain other requirements are met. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in all future years. U.S. Holders should consult their tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Ordinary Shares.

A U.S. Holder must include any Dutch tax withheld from the dividend payment in the gross amount of the dividend even if the holder does not in fact receive it. The dividend is taxable to the holder when the holder receives the dividend, actually or constructively. The amount of the dividend distribution includible in a U.S. Holder’s income will be the U.S. dollar value of the Euro payments made, determined at the spot Euro/U.S. dollar rate on the date the dividend distribution is includible in income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend payment is included in income to the date the payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporates under the Code. Dividends that the Company distributes generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income” for foreign tax credit limitation purposes. The rules relating to the determination of the foreign tax credit limitation are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent they will be entitled to a credit for Dutch withholding taxes imposed in respect of any dividend the Company distributes.

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Sale or Other Taxable Disposition of Ordinary Shares

If the Company is not treated as a PFIC for the taxable year, a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption (subject to the discussion below) or other taxable disposition of Ordinary Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is in the form of currency other than U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the securities disposed of in the transaction are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. U.S. Holders should consult their tax advisors regarding the tax consequences if foreign taxes are imposed on a taxable disposition of ordinary shares and their ability to credit such foreign tax against their U.S. federal income tax liability.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING OUR STATUS AS A PFIC, AND, IF WE WERE A PFIC, THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES, ANY ELECTIONS AVAILABLE WITH RESPECT TO THE ORDINARY SHARES AND THE IRS INFORMATION REPORTING OBLIGATIONS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the Ordinary Shares, subject to certain exceptions (including an exception for securities held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. A U.S. Holder will not be required to file IRS Form 8938 if the holder timely files IRS Form 8621. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required

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information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the securities.

U.S. Treasury Regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the applicable U.S. Treasury Regulations, certain transactions are required to be reported to the IRS including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency, to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. U.S. Holders should consult their tax advisors to determine the tax return obligations, if any, with respect to our securities, and the receipt of Euro in respect thereof, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

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MATERIAL DUTCH TAX CONSIDERATIONS

Taxation in the Netherlands

This section only outlines material Dutch tax consequences of the acquisition, holding and disposal of the Ordinary Shares. This section does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including, for the avoidance of doubt, the tax rates, tax brackets and deemed returns applicable on the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change may invalidate the contents of this section, which will not be updated to reflect such change. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, holding and disposal of the Ordinary Shares. Holders or prospective holders of Ordinary Shares should consult their own tax advisor regarding the Dutch tax consequences relating to the acquisition, holding and disposal of Ordinary Shares.

Please note that this section does not describe the Dutch tax consequences for:

i. a holder of Ordinary Shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in us, if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of the Company or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of the Company’s annual profits or to 5% or more of the Company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

ii. a holder of Ordinary Shares if the Ordinary Shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of, or right to acquire, 5% or more in the Company’s nominal paid-up share capital qualifies as a participation. A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the Company is a related entity (statutorily defined term);

iii. a holder of Ordinary Shares which is or who is entitled or required to apply the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the Ordinary Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, a holder of Ordinary Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in the Company’s nominal paid-up share capital;

iv. pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities

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that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards;

v. a holder of Ordinary Shares if such holder is an individual for whom the Ordinary Shares or any benefit derived from the Ordinary Shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001);

vi. a holder of options for Ordinary Shares; and

vii. a holder of (i) Pre-Funded Warrants or other warrants, (ii) awards under the Company’s Rollover Option Plan and (iii) options or any other awards granted under the Company’s Long-Term Incentive Plan or under the Company’s Supplementary Long-Term Incentive Plan.

Withholding Tax on Dividends

Regular Dutch Dividend Withholding Tax

Dividends distributed by the Company are generally subject to Dutch dividend withholding tax at a rate of 15%. Generally, the Company is responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares.

The expression “dividends distributed” includes, but is not limited to:

i. distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

ii. liquidation proceeds, proceeds from the redemption of Ordinary Shares, or proceeds from the repurchase of Ordinary Shares (other than as temporary portfolio investment; tijdelijke belegging) by the Company or one of our subsidiaries or other affiliated entities, in each case to the extent such proceeds exceed the average paid-in capital of those Ordinary Shares as recognized for Dutch dividend withholding tax purposes;

iii. an amount equal to the nominal value of the Ordinary Shares issued or an increase of the nominal value of the Ordinary Shares, to the extent that no related contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv. partial repayment of the paid-in capital recognized for Dutch dividend withholding tax purposes, if and to the extent that the Company has “net profits” (zuivere winst), unless:

•	our general meeting of shareholders has resolved in advance to make such repayment; and

•

the nominal value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment to our articles of association. The term “net profits” includes anticipated profits that have yet to be realized.

Corporate legal entities that are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch personal income tax liability and to a refund of any residual Dutch dividend withholding tax. The above generally also applies to holders of Ordinary Shares that

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are neither resident nor deemed to be resident of the Netherlands (“Non-Resident Holders”) if the Ordinary Shares are attributable to a Dutch permanent establishment of such Non-Resident Holder.

A holder of Ordinary Shares resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reduction of, or full or partial refund of, Dutch dividend withholding tax under Dutch domestic tax law, EU law, or treaties for the avoidance of double taxation in effect between the Netherlands and such other country.

Dividend stripping

According to Dutch domestic anti-dividend stripping rules, no credit against Dutch tax, exemption from, reduction, or refund of Dutch dividend withholding tax will be granted if the recipient of the dividends paid by the Company is not considered the beneficial owner (uiteindelijk gerechtigde; as described in the Dutch Dividend Withholding Tax Act 1965) of those dividends. This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. It is not required for these rules to apply that the recipient of the dividends is aware that a dividend stripping transaction took place. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention. The burden of proof with respect to beneficial ownership of dividends distributed by the Company rests on the Dutch tax authorities. If, however, a shareholder would receive dividends, including dividends on the Ordinary Shares, in a calendar year in respect of which an aggregate amount of €1,000 in Dutch dividend withholding tax would otherwise be due based on the rate of 15%, the burden of proof with respect to beneficial ownership of such dividends lies with the shareholder for the purposes of the regular Dutch dividend withholding tax. Furthermore, for shares traded on a regulated market, including the Ordinary Shares, it has been codified that the record date is used when determining the person who is entitled to the dividend.

Conditional Withholding Tax on Dividends

In addition to the regular Dutch dividend withholding tax as described above, a Dutch conditional withholding tax will be imposed on dividends distributed by the Company to a Related Entity (as defined below), if such Related Entity:

(i)

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

(ii)	has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares are attributable; or

(iii)

holds the Ordinary Shares with the main purpose or one of the main purposes of avoiding taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

(iv)

is not considered to be the beneficial owner of the Ordinary Shares in its jurisdiction of residence because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares (a hybrid mismatch); or

(v)	is not resident in any jurisdiction (also a hybrid mismatch); or

(vi)

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid holding a Qualifying Interest to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by the Company without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

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For purposes of this section:

•

“Related Entity” means an entity (i) that has a Qualifying Interest in the Company or (ii) in which a third party has a Qualifying Interest if such third party also has a Qualifying Interest in the Company.

•

“Qualifying Interest” means a direct or indirectly held interest – either by an entity individually or, if an entity is part of a Qualifying Unity, jointly, that enables such entity or such Qualifying Unity to exercise a definitive influence over another entity’s decisions and allows it to determine that other entity’s activities (within the meaning of the case law of the European Court of Justice in case law on the right of freedom of establishment (vrijheid van vestiging)).

•

“Qualifying Unity” means entities acting together with the main purpose or one of the main purposes of avoiding Dutch conditional withholding tax at the level of any of those entities (kwalificerende eenheid).

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (2025: 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (2025: 25.8%).

Taxes on income and capital gains

Dutch Resident Entities

Generally, if the holder of Ordinary Shares is a Dutch Resident Entity, any income derived or deemed to be derived from the Ordinary Shares or any capital gains realized on the disposal or deemed disposal of the Ordinary Shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2025).

Dutch Resident Individuals

If the holder of Ordinary Shares is a Dutch Resident Individual, any income derived or deemed to be derived from the Ordinary Shares or any capital gains realized on the disposal or deemed disposal of the Ordinary Shares is subject to Dutch personal income tax at progressive rates (with a maximum of 49.5% in 2025), if:

i. the Ordinary Shares are attributable to an enterprise from which the holder of Ordinary Shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

ii. the holder of Ordinary Shares is considered to perform activities with respect to the Ordinary Shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Ordinary Shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of savings and investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, the Ordinary Shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual income or capital gains realized in respect of the Ordinary Shares are as such not subject to Dutch income tax.

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The Dutch Resident Individual’s investment assets and liabilities taxed under this regime, including the Ordinary Shares, are allocated over the following three categories: (a) bank savings (banktegoeden), (b) other investments (overige bezittingen), including the Ordinary Shares, and (c) liabilities (schulden). The taxable benefit for the year (voordeel uit sparen en beleggen) is equal to the product of (x) the total deemed return divided by the sum of bank savings, other investments and liabilities and (y) the sum of bank savings, other investments and liabilities minus the statutory threshold, and is taxed at a flat rate of 36% (rate for 2025).

The deemed return applicable to other investments, including the Ordinary Shares, is set at 5.88% for the calendar year 2025. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for purpose of determining the applicable deemed return percentage be ignored if the holder of Ordinary Shares cannot sufficiently demonstrate that such transactions are implemented for other than tax reasons.

On June 6 and 14, 2024, the Dutch Supreme Court (Hoge Raad) ruled that the current Dutch income tax regime for savings and investments in certain specific circumstances contravenes with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights (the “Rulings”). This is, in short, the case when the deemed return on the investment assets exceeds the actual return realized in respect thereof (calculated in line with the rules set out in the Rulings and successfully demonstrated by the taxpayer).

Holders of Ordinary Shares are advised to consult their own tax advisor to ensure that the tax in respect of the Ordinary Shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

Non-residents of the Netherlands

A holder of Ordinary Shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the Ordinary Shares or in respect of capital gains realized on the disposal or deemed disposal, as applicable of the Ordinary Shares, provided that:

i. such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares are attributable; and

ii. in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is neither resident nor deemed to be resident of the Netherlands, unless:

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i. in the case of a gift of an Ordinary Share by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

ii. in the case of a gift of an Ordinary Share is made under a condition precedent, the holder of Ordinary Shares, as applicable is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

iii. the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (VAT)

No Dutch VAT will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the acquisition, holding or disposal, as applicable of the Ordinary Shares.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of Ordinary Shares.

The Ordinary Shares will generally not be treated as real property if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares:

i. our assets do not and did not include real property situated in the Netherlands; or

ii. our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property.

Our assets do not include and have not included real property situated in the Netherlands as described above. Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of Ordinary Shares.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of Ordinary Shares in respect of any payment in consideration for the acquisition, holding or disposal or exercise, as applicable of the Ordinary Shares.

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PLAN OF DISTRIBUTION

We have previously entered into the Sales Agreement, under which we may issue and sell from time to time our Ordinary Shares through or to TD Cowen as our sales agent. Pursuant to this prospectus, we may issue and sell up to $250 million of our Ordinary Shares. Sales of our Ordinary Shares, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our Ordinary Shares. Sales pursuant to the Sales Agreement may be made through an affiliate of TD Cowen.

TD Cowen will offer our Ordinary Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of Ordinary Shares to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the Sales Agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us. We may instruct TD Cowen not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our Ordinary Shares being made through TD Cowen under the Sales Agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent is up to 3.0% of the gross proceeds of the Ordinary Shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse TD Cowen up to an aggregate of $150,000 of any actual outside legal expenses incurred by TD Cowen in connection with this offering and certain ongoing expenses. In accordance with FINRA Rule 5110, TD Cowen’s reimbursed fees and expenses are deemed underwriting compensation for this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the Sales Agreement, will be approximately $152,050.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Shares.

TD Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which Ordinary Shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of Ordinary Shares sold through it as sales agent on that day, the volume weighted average price of the Ordinary Shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of Ordinary Shares sold through TD Cowen under the Sales Agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of Ordinary Shares.

Settlement for sales of Ordinary Shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for, and subject to, payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our Ordinary Shares on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our Ordinary Shares.

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Our Ordinary Shares are listed on Nasdaq and trades under the symbol “NAMS.” The transfer agent of our Ordinary Shares is Continental Stock Transfer & Trust Company.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and may in the future receive customary fees.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are organized and existing under the laws of the Netherlands. As such, under Dutch private international law, the rights and obligations of our shareholders vis-à-vis the Company originating from Dutch corporate law and our Articles of Association, as well as the civil liability of our officers (functionarissen) (including our directors and executive officers) are governed in certain respects by the laws of the Netherlands.

We are not a resident of the United States and our officers may also not all be residents of the United States. As a result, depending on the subject matter of the action brought against us and/or our officers, United States courts may not have jurisdiction. If a Dutch court has jurisdiction with respect to such action, that court will apply Dutch procedural law and Dutch private international law to determine the law applicable to that action. Depending on the subject matter of the relevant action, a competent Dutch court may apply another law than the laws of the United States.

Also, service of process against non-residents of the United States can in principle (absent, for example, a valid choice of domicile) not be effected in the United States.

On the date of this prospectus, (i) there is no treaty in force between the United States and the Netherlands for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters and (ii) both the Hague Convention on Choice of Court Agreements (2005) and the Hague Judgments Convention (2019) have entered into force for the Netherlands, but have not entered into force for the United States. Consequently, a judgment rendered by a court in the United States will not automatically be recognized and enforced by the competent Dutch courts. However, if a person has obtained a judgment rendered by a court in the United States that is enforceable under the laws of the United States and files a claim with the competent Dutch court, the Dutch court will in principle give binding effect to that United States judgment if (i) the jurisdiction of the United States court was based on a ground of jurisdiction that is generally acceptable according to international standards, (ii) the judgment by the United States court was rendered in legal proceedings that comply with the Dutch standards of proper administration of justice including sufficient safeguards (behoorlijke rechtspleging), (iii) binding effect of such United States judgment is not contrary to Dutch public order (openbare orde) and (iv) the judgment by the United States court is not incompatible with a decision rendered between the same parties by a Dutch court, or with a previous decision rendered between the same parties by a foreign court in a dispute that concerns the same subject and is based on the same cause, provided that the previous decision qualifies for recognition in the Netherlands. Even if such a United States judgment is given binding effect, a claim based thereon may, however, still be rejected if the United States judgment is not or no longer formally enforceable. Moreover, if the United States judgment is not final (for instance when appeal is possible or pending) a competent Dutch court may postpone recognition until the United States judgment will have become final, refuse recognition under the understanding that recognition can be asked again once the United States judgment will have become final, or impose as a condition for recognition that security is posted.

A competent Dutch court may deny the recognition and enforcement of punitive damages or other awards. Moreover, a competent Dutch court may reduce the amount of damages granted by a United States court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Finally, there may be specific other instances, including pursuant to anti-boycott rules and regulations, where Dutch law prohibits the recognition and enforcement of a United States judgment. Thus, United States investors may not be able, or experience difficulty, to enforce a judgment obtained in a United States court against us or our officers.

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LEGAL MATTERS

NautaDutilh N.V., Dutch counsel to the Company, has provided a legal opinion for the Company regarding (i) valid issue, (ii) paying up and (ii) non-assessability of the Ordinary Shares offered by this prospectus, based on the assumptions and subject to the qualifications and limitations set out therein. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Covington & Burling LLP, New York, New York. TD Securities (USA) LLC is being represented by Cooley LLP, New York, New York, with respect to U.S. federal law and De Brauw Blackstone Westbroek N.V. with respect to matters of Dutch law.

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EXPERTS

The financial statements of NewAmsterdam Pharma Company N.V. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and the effectiveness of NewAmsterdam Pharma Company N.V.’s internal control over financial reporting, have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file certain periodic and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.newamsterdampharma.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement of which this prospectus forms a part in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the website provided in the previous paragraph. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus, any applicable prospectus supplement, any free writing prospectus or the documents incorporated by reference herein and therein. We are not making an offer of these securities in any state where the offer is not permitted.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all subsequent annual reports on Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), prior to the completion or termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be incorporated by reference.

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 26, 2025; and

•

the description of the Ordinary Shares and Public Warrants contained in the registration statement on Form 8-A, filed with the SEC on November 22, 2022, as the description therein has been updated and superseded by the description of our Ordinary Shares and Public Warrants contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

Gooimeer 2-35

1411 DC Naarden The Netherlands

Tel: +31 (0) 35 206 2971

Attn: Chief Accounting Officer

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Up to $250,000,000

Ordinary Shares

PROSPECTUS

TD Cowen

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under the Registration Statement.

Expenses	Amount
SEC registration fee	$76,550
FINRA filing fee	$75,500
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous costs		(1)
Total		$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Registrant is a public limited liability company (naamloze vennootschap).

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board of Directors. No indemnification under the Articles of Association will be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and us which has been approved by the Board of Directors or pursuant to insurance taken out by us for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles of Association, the Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

We have also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Item 16. Exhibits

The following documents are filed as part of this registration statement on Form S-3:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

1.2	Amended and Restated Sales Agreement, dated as of August 9, 2024, by and between NewAmsterdam Pharma Company N.V. and TD Securities (USA) LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K, filed with the SEC on August 9, 2024).

2.1	Business Combination Agreement, dated as of July 25, 2022, by and among Frazier Lifesciences Acquisition Corporation, NewAmsterdam Pharma Holding B.V., NewAmsterdam Pharma Company B.V. and NewAmsterdam Pharma Investment Corporation (incorporated by reference to Annex A to the Registration Statement on Form F-4 (File No. 333-266510), filed with the SEC on October 13, 2022).

2.2	Plan of Merger (incorporated to Annex B to the Registration Statement on Form F-4 (File No. 333-266510), filed with the SEC on October 13, 2022).

3.1	English translation of the Deed of Conversion and Articles of Association of NewAmsterdam Pharma Company N.V. (incorporated by reference to Exhibit 1.1 to the Shell Company Report on Form 20-F (File No. 001-41562), filed with the SEC on November 28, 2022).

4.1	Form of Senior Indenture between NewAmsterdam Pharma Company N.V. and one or more trustees to be named.

4.2	Form of Subordinated Indenture between NewAmsterdam Pharma Company N.V. and one or more trustees to be named.

4.3*	Form of Debt Securities.

4.4*	Form of Warrant Agreement.

4.5*	Form of Subscription Rights Agreement.

4.6*	Form of Purchase Contract.

4.7*	Form of Unit Agreement.

5.1	Opinion of NautaDutilh N.V. relating to the base prospectus.

5.2	Opinion of NautaDutilh N.V. relating to the sales agreement prospectus.

5.3	Opinion of Covington & Burling LLP relating to the base prospectus.

23.1	Consent of NautaDutilh N.V. (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.2 to this Registration Statement).

23.3	Consent of Covington & Burling LLP (included in Exhibit 5.3 to this Registration Statement).

23.4	Consent of Deloitte Accountants B.V., independent registered public accounting firm of NewAmsterdam Pharma Company N.V.

24	Power of Attorney (included on the signature page hereto).

25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Indenture.

25.2**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Indenture.

107	Calculation of Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Naarden, the Netherlands, on the 28th day of February, 2025.

NewAmsterdam Pharma Company N.V.

By:	/s/ Michael Davidson
	Name:	Dr. Michael Davidson
	Title:	Chief Executive Officer and Executive Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Davidson and Ian Somaiya, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael Davidson Dr. Michael Davidson	Chief Executive Officer and Executive Director (Principal Executive Officer)	February 28, 2025

/s/ Ian Somaiya Ian Somaiya	Chief Financial Officer (Principal Financial Officer)	February 28, 2025

/s/ Louise Kooij Louise Kooij	Chief Accounting Officer (Principal Accounting Officer)	February 28, 2025

/s/ William Lewis William Lewis	Chairperson and Non-Executive Director	February 28, 2025

/s/ John Kastelein Dr. John Kastelein	Chief Scientific Officer and Non-Executive Director	February 28, 2025

Name	Title	Date

/s/ Wouter Joustra Wouter Joustra	Non-Executive Director	February 28, 2025

/s/ Nicholas Downing Dr. Nicholas Downing	Non-Executive Director	February 28, 2025

/s/ James N. Topper Dr. James N. Topper	Non-Executive Director	February 28, 2025

/s/ Louis Lange Dr. Louis Lange	Non-Executive Director	February 28, 2025

/s/ John W. Smither John W. Smither	Non-Executive Director	February 28, 2025

/s/ Janneke van der Kamp Janneke van der Kamp	Non-Executive Director	February 28, 2025

/s/ Mark C. McKenna Mark C. McKenna	Non-Executive Director	February 28, 2025

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of NewAmsterdam Pharma Company N.V., has signed this registration statement in the United States, on the 28th day of February, 2025.

NewAmsterdam Pharma Corporation

By:	/s/ Michael Davidson
Name: Dr. Michael Davidson
Title: Chief Executive Officer